SIXTH AMENDMENT TO

SUB-SUBADVISORY AGREEMENT

This Sixth Amendment to the Sub-SubAdvisory Agreement by and between Schroder Investment Management North America Inc. (“SIMNA”) and Schroder Investment Management North America Limited (“SIMNA Limited”) is effective as of August 2, 2021.

WHEREAS, SIMNA and SIMNA Limited entered into a Sub-SubAdvisory Agreement dated as of October 19, 2016, as amended (the “Agreement”), with respect to the Hartford Schroders mutual funds (the “Mutual Funds”); and

WHEREAS, SIMNA and SIMNA Limited desire to amend Exhibit A to the agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained herein (the receipt and adequacy of which are hereby acknowledged), the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby deleted in its entitely and replaced with Exhibit A attached hereto.

2.	All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment effective as of the date first set forth above.

Schroder Investment Management North America Inc.		Schroder Investment Management North America Limited

By:	/s/ Jennifer Horne	By:	/s/ Joseph Bertini
Name:	Jennifer Horne	Name:	Joseph Bertini
Title:	Authorized Signatory	Title:	Authorized Signatory

By:	/s/ David Marshall	By:	/s/ Shanak Patnaik
Name:	David Marshall	Name:	Shanak Patnaik
Title:	Authorized Signatory	Title:	Authorized Signatory

EXHIBIT A

Compensation of SIMNA Limited

and

List of Funds

[REDACTED]

Fund	Registrant

Hartford Schroders Emerging Markets Equity Fund	The Hartford Mutual Funds II, Inc.

Hartford Schroders International Stock Fund	The Hartford Mutual Funds II, Inc.

Hartford Schroders International Multi-Cap Value Fund	The Hartford Mutual Funds II, Inc.

Hartford Schroders Tax-Aware Bond Fund	The Hartford Mutual Funds II, Inc.

Hartford Schroders Tax-Aware Bond ETF	Hartford Funds Exchange-Traded Trust

Hartford Climate Opportunities Fund	The Hartford Mutual Funds, Inc.

Hartford Schroders China A Fund	The Hartford Mutual Funds II, Inc.

Hartford Schroders ESG US Equity ETF	Hartford Funds Exchange-Traded Trust